Exhibit 10.04

FIRST AMENDMENT TO OFFICE LEASE

THIS FIRST AMENDMENT TO OFFICE LEASE dated as of the 4th day of June, 2008, by and between 1450 BEASON STREET LLC, a Maryland limited liability company (the “Landlord”) and UNDER ARMOUR, INC., a Maryland corporation (the “Tenant”).

RECITALS:

WHEREAS, Landlord and Tenant entered into an Office Lease dated December 14, 2007 (the “Lease”) for the lease of space in the “Building” (as defined in the Lease, The Overflo Building located at 1450 Beason Street, Baltimore, Maryland); and

WHEREAS, Landlord and Tenant now desire to modify certain terms and conditions set forth in the Lease as provided hereinafter.

NOW, THEREFORE, in consideration of the foregoing and of other consideration, the receipt and adequacy of which is acknowledged, the Landlord and Tenant mutually agree as follows:

1. Revised Schedule of Deliveries. Exhibit E to the Lease is hereby deleted and replaced with the new Exhibit E attached hereto. The dates in such revised Exhibit E shall supersede the estimated delivery dates set forth in Section 2.1 of the Lease.

2. Special Termination. Tenant acknowledges that Tenant has received a copy of an executed commitment from Manufacturers and Traders Trust Company to provide financing, pursuant to Section 17.6 of the Lease. Tenant agrees that the condition set forth in Section 17.6 shall be deemed satisfied upon closing of the loan thereunder, in which event Section 17.6 shall be of no further force or effect.

3. Miscellaneous. This Amendment may be executed in counterparts which together shall be construed as a single document. The Lease, as amended by this Amendment, is hereby ratified and confirmed and shall continue in full force and effect.

[signatures on following page]

WITNESS OUR HANDS as of the day and year first above-written.

WITNESS or ATTEST:	LANDLORD:

1450 BEASON STREET LLC,
a Maryland limited liability company

[left blank]	By:	/s/ Carl W. Struever	(SEAL)
	Name:	Carl W. Struever
	Title:	Member

WITNESS or ATTEST:	TENANT:

UNDER ARMOUR, INC.,
a Maryland corporation

/s/ John Stanton	By:	/s/ J. Scott Plank	(SEAL)
	Name:	J. Scott Plank
	Title:	Senior Vice President – Retail

For the purposes described in Section 21.16 of the Lease, as amended hereby.

WITNESS or ATTEST:	GUARANTOR:

STRUEVER BROS. ECCLES & ROUSE, INC.,
a Maryland corporation

[left blank]	By:	/s/ Carl W. Stuever	(SEAL)
	Name:	Carl W. Struever
	Title:	President

Exhibit E - Schedule of Deliveries

Landlord Deliveries	Responsible Party	Re-Start Date	Completion Date
Phase One Office- from start of work to TCO	SBER	June 1, 2008	September 30, 2008
Soft Turnover to Tenant of Phase One Office for FFE- Note 1	SBER		August 31, 2008

Phase One Showroom- from start of work to TCO	SBER	June 1, 2008	September 30, 2008
Soft Turnover to Tenant of Phase One Showroom for FFE- Note 1	SBER		August 31, 2008

Phase Two Office- Simultaneous start with Phase One to TCO	SBER	June 1, 2008	December 31, 2008
Soft Turnover to Tenant of Phase Two Office for FFE- Note 1	SBER		November 30, 2008

Phase Three - from start of work to TCO	SBER	June 1, 2008	March 31, 2009
Soft Turnover to Tenant of Phase Three for FFE- Note 1	SBER		February 28, 2009

Tenant Deliveries

Tenant to provide all alternate finish selections	UA		June 15, 2008
Tenant to provide locations for electrical rough-ins for signage	UA		June 15, 2008

Note 1: Soft Turnover means that UA will be provided with access to the indicated area to commence installation of UA FFE items. UA Work to be coordinated with remaining SBER construction.